UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2022

CHAVANT CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 9th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1086

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.0001 per share, and three-quarters of one redeemable warrant	CLAYU	The Nasdaq Stock Exchange LLC
Ordinary shares, par value $0.0001 per share	CLAY	The Nasdaq Stock Exchange LLC
Redeemable warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	CLAYW	The Nasdaq Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2022, Chavant Capital Acquisition Corp. (the “Company”) issued an unsecured convertible note (the “Promissory Note”) in the aggregate principal amount of $360,000 to its sponsor, Chavant Capital Partners LLC (the “Sponsor”). The Promissory Note does not bear any interest, and outstanding loans under the Promissory Note may be converted into private placement warrants (the “New Private Placement Warrants”) at a price of $1.00 per warrant, at the option of the Sponsor, upon the consummation of the Company’s initial business combination, with such New Private Placement Warrants having the same terms as the private placement warrants issued in connection with the Company’s initial public offering (“IPO”). In the aggregate, up to $1,500,000 of the loans under the Promissory Note, together with any loans under other notes that may be issued in the future to the Sponsor or its affiliates or certain of the Company’s officers and directors to finance the Company’s transaction costs in connection with an initial business combination, may be convertible into the New Private Placement Warrants. The Company issued the Promissory Note in consideration for a loan from the Sponsor to fund the Company’s ongoing working capital requirements and to fund a portion of the amounts that the Company has agreed to deposit (the “Deposit”) into the Company’s trust account established in connection with its IPO (the “Trust Account”) if the Extension Amendment Proposal (as defined in the Company’s preliminary Proxy Statement filed with the Securities and Exchange Commission on June 9, 2022) is approved. Amounts that the Company receives under the Promissory Note that are not used for the Deposit will be used for ongoing working capital and will not be deposited into the Trust Account. Funds will be provided to the Sponsor for purposes of the loan by the Chairman of the board of directors of the Company or an entity affiliated with him and by an existing investor in the Sponsor and/or persons affiliated with such investor. If the Company completes a business combination, it may repay such loaned amounts out of the proceeds of the Trust Account. In the event that a business combination does not close, the Company may use its working capital held outside of the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Except to the extent converted at the option of the Sponsor into New Private Placement Warrants, the Company must repay the outstanding principal amount at the earlier of (i) five business days after the closing of the initial business combination and (ii) December 31, 2023, which is the maturity date of the Promissory Note. On or after July 22, 2022, the Company is not entitled to initiate further drawdowns under the Promissory Note, unless, at such time, either (i) the Company has filed with the Securities and Exchange Commission an announcement on Form 8-K disclosing, among other things, the signing of the definitive agreement relating to its initial business combination and the issuance of the Promissory Note or (ii) the Company has attained the necessary shareholder approval to extend the period to close its initial business combination beyond July 22, 2022.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Promissory Note is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated June 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAVANT CAPITAL ACQUISITION CORP.

	By:	/s/ Jiong Ma
	Name:	Jiong Ma
	Title:	Chief Executive Officer

Date: June 22, 2022